AbbVie Inc.
Guidance Including the Impact of Acquired IPR&D and Milestones Expense
(Unaudited)

(in millions, except per share data)	Quarter Ended March 31, 2026			Full-Year Ended December 31, 2026
	Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range		Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range
		Low	High		Low	High
Previously announced guidance excluding Q1 2026 acquired IPR&D and milestones expense	$—	$2.97	$3.01	$—	$14.37	$14.57
Q1 2026 acquired IPR&D and milestones expense	744	(0.41)	(0.41)	744	(0.41)	(0.41)
Guidance including Q1 2026 acquired IPR&D and milestones expense[a]	$744	$2.56	$2.60	$744	$13.96	$14.16

a    The Company's 2026 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones expense that may be incurred beyond the first quarter of 2026, as both cannot be reliably forecasted.

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